UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

DWS RREEF WORLD REAL ESTATE FUND, INC.
(Name of Registrant as Specified in Its Charter)

WESTERN INVESTMENT LLC
WESTERN INVESTMENT HEDGED PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.
WESTERN INVESTMENT TOTAL RETURN FUND LTD.
ARTHUR D. LIPSON
BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
BENCHMARK PLUS PARTNERS, L.L.C.
BENCHMARK PLUS MANAGEMENT, L.L.C.
ROBERT FERGUSON
SCOTT FRANZBLAU
NEIL CHELO
ROBERT H. DANIELS
GREGORY R. DUBE
LYNN D. SCHULTZ

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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2

Western Investment LLC (“Western Investment”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the next meeting of stockholders (the “Annual Meeting”) of DWS RREEF World Real Estate Fund, Inc. (the “Fund”).  Western Investment has made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the Annual Meeting.

Item 1:  On July 16, 2010, Western Investment issued the following press release:

Western Investment Delivers Letter to Stockholders of DWS RREEF World Real Estate Fund, Inc. (NYSE:DRP) Regarding Adjourned Annual Meeting

NEW YORK--On July 16, 2010, Western Investment LLC delivered a letter to stockholders of DWS RREEF World Real Estate Fund, Inc. (NYSE: DRP - News) regarding DRP’s adjourned annual meeting of stockholders. DRP is controlled by Deutsche Bank AG (NYSE: DB - News) through its subsidiary Deutsche Investment Management Americas Inc. (together with its affiliates, “Deutsche”). The full text of the letter follows.

STOCKHOLDERS OF DWS RREEF WORLD REAL ESTATE FUND, INC.

YOUR IMMEDIATE ATTENTION IS REQUESTED

Dear Fellow Stockholder:

We are writing to inform you that the Annual Meeting of Stockholders (the “Annual Meeting”) of DWS RREEF World Real Estate Fund, Inc. (the “Fund”) has been adjourned to Monday August 9, 2010 at 2:00 p.m., Eastern Time, at the New York Marriott Eastside, 525 Lexington Avenue, New York, NY 10017. The Annual Meeting was adjourned because there were not enough votes present to constitute a quorum. If you have not yet voted it is important that you return your proxy and vote your shares today. Without a quorum there will likely be a failed meeting. Voting is your opportunity to send a message to management today.

We call on the Fund to take all reasonable action to permit a valid meeting including, without limitation, reducing the quorum requirements to 33 1/3% of the shares outstanding, a level used by these same directors and investment adviser at other closed-end funds. Alternatively, if no quorum is reached at the Annual Meeting, the Fund could call a special meeting for the purpose of electing directors and voting on Western Investment’s proposal.

Western Investment is the largest stockholder of the Fund, owning approximately 12% of the Fund’s shares. We are seeking your support on the GOLD proxy card FOR the election of FOUR INDEPENDENT nominees to the Fund’s Board of Directors, and FOR our proposal to take the necessary steps to declassify the Board so that all directors are reelected on an annual basis.

The Board has repeatedly imposed its arrogant views on stockholders of how the Fund should be managed. They are a disgrace to the free market system and an insult to democracy itself.

Time and again, Deutsche Investment Management Americas Inc. (“Deutsche”), the investment advisor for your Fund, and its handpicked Board of Directors (the “Board”) have used legal gimmicks to ignore the votes of stockholders in the multiple closed-end funds managed by Deutsche. Since the Fund’s inception they have presided over disastrous long-term performance. In addition, your Fund is plagued by a persistent discount to net asset value, abysmal corporate governance and an ineffective and compromised Board. They have enacted corporate governance measures for the sole purpose of entrenching the Board and management without regard to their effect on stockholders.

Original investors in the Fund have lost two-thirds of their investment. The Fund trades at unacceptably steep discounts to its net asset value, a situation that disadvantages stockholders and is exacerbated by the Board’s and Deutsche’s do-nothing strategy. Stockholders paid (split-adjusted) $40.00 per share in the Fund’s public offering. It is trading today at about $13.74. The Fund has had a negative -19.33% annualized return. Since inception, the Fund’s total return has been a negative -46.97%. STOCKHOLDERS CANNOT AFFORD TO SIT BACK! THE TIME TO ACT IS NOW!

Despite this abysmal performance, directors continue to collect fees of over $200,000 per year (from the Deutsche family of funds complex of more than 100 funds) without even acknowledging the plight of stockholders. We seriously question directors who collect exorbitant fees and oversee corporate governance that has been dubious at best, while stockholders have seen the Fund fall 50% since inception.

RISK METRICS GROUP/ISS SUPPORTS WESTERN INVESTMENT NOMINEES AND PROPOSAL

We are pleased to note that RiskMetrics Group/ISS, a leading proxy advisory service that provides analyses and vote recommendations to major institutional investors worldwide, has recommended that stockholders vote on the GOLD proxy for our nominees and for our proposal to declassify the Board so that all directors face election annually instead of every three years.

In supporting Western Investment’s proposal to declassify the Board, RiskMetrics/ISS agreed with Western Investment, stating that “the only real motive for implementing a [classified board] is to make it more difficult to change control of the board.” Additionally, in reaching its conclusion, RiskMetrics/ISS highlighted the fact that “empirical evidence has suggested that [a classified board] is not in shareholders’ best interests from a financial perspective.”

BE AWARE THAT UNLESS AND UNTIL A QUORUM IS PRESENT, YOU WILL BE UNABLE TO VOTE AT THE ADJOURNED MEETING. The presence at the adjourned meeting of a majority of the shares outstanding and entitled to vote at the Annual Meeting constitutes a quorum.

Your vote can be cast quickly and easily by signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided. You may also vote by telephone or Internet by following the instructions on your proxy card.

We urge you to vote the GOLD proxy today by following the simple instructions for telephone or internet voting on the GOLD proxy card. Alternatively, you can sign date and return your GOLD proxy in the postage paid envelope provided.

YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE

If you have any questions or require assistance in voting, please contact our proxy solicitor at the numbers given on the back page. Thank you for your support.

Regards,

Arthur D. Lipson

If you have any questions or need assistance voting your Shares, please call:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022

Stockholders Call Toll-Free at: (877) 687-1873
Banks and Brokers Call Collect at: (212) 750-5833

You may also contact Western Investment LLC via email at
info@fixmyfund.com

We question the Board’s accountability

We question the Board’s objectivity

We question the Board’s independence

We question the Board’s record

Contact:

Western Investment LLC
Art Lipson
Info@fixmyfund.com

or

Innisfree M&A Incorporated
Mike Brinn, 212-750-8253